CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) for the T. Rowe Price Global High Income Bond Fund, one of the Funds comprising T. Rowe Price International Funds, Inc. We also consent to the use in this Registration Statement of our report dated July 16, 2014, relating to the financial statements of T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

January 15, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) for the T. Rowe Price Global Unconstrained Bond Fund, one of the Funds comprising T. Rowe Price International Funds, Inc. We also consent to the use in this Registration Statement of our report dated July 16, 2014, relating to the financial statements of T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

January 15, 2015